UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)

On April 4, 2005, the Board of Directors approved a succession plan under which, effective July 1, 2005, G. Gilmer Minor, III will relinquish his position as Chief Executive Officer of the Company and Craig R. Smith will succeed him as Chief Executive Officer. Mr. Minor will continue to serve as Chairman of the Board of Directors of the Company and will stand for re-election to the Board at the Company’s annual meeting of shareholders on April 28, 2005. Mr. Smith, currently President and Chief Operating Officer of the Company, will assume the title President and Chief Executive Officer effective July 1, 2005. Mr. Smith is also standing for election to the Board of Directors at the Company’s annual meeting of shareholders on April 28, 2005.

The Registrant is furnishing this 8-K and the attached press release announcing the foregoing succession plan pursuant to Item 5.02 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99	Press release dated April 4, 2005 (furnished pursuant to Item 5.02).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated April 4, 2005 (furnished pursuant to Item 5.02).

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